Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement on Form S-8 (No. 333-225978) pertaining to the 2018 Equity Incentive Plan, 2018 Employee Stock Purchase Plan and 2011 Equity Incentive Plan of Domo, Inc.,

2.Registration Statement on Form S-8 (No. 333-230861) pertaining to the 2018 Equity Incentive Plan and 2018 Employee Stock Purchase Plan of Domo, Inc.,

3.Registration Statement on Form S-8 (No. 333-237647) pertaining to the 2018 Equity Incentive Plan and 2018 Employee Stock Purchase Plan of Domo, Inc.; and

4.Registration Statement on Form S-8 (No. 333-254944) pertaining to the 2018 Equity incentive Plan of Domo, Inc.;

of our reports dated March 22, 2022, with respect to the consolidated financial statements of Domo, Inc. and the effectiveness of internal control over financial reporting of Domo, Inc. included in this Annual Report (Form 10-K) of Domo, Inc. for the year ended January 31, 2022.

/s/ Ernst & Young LLP
Salt Lake City, Utah
March 22, 2022